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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SIMONDS INDUSTRIES INC.

It is hereby certified that:

            1. The name of the corporation (hereinafter called the "Corporation") is Simonds Industries Inc.

            2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

                        "FOURTH: The total number of shares which the
                  Corporation shall have authority to issue is 200,000 shares, of which 100,000 shares shall be designated as "Class A Common Stock" and 100,000 shares shall be designated as "Class B Common Stock." All shares of common stock of the Corporation currently outstanding are hereby redesignated as Class A Common Stock. As used herein, the term "Common Stock" shall mean collectively the Class A Common Stock and the Class B Common Stock.

                        The preferences, limitation and relative rights relating
                  to the Class A Common Stock and the Class B Common Stock are as follows:

                        1. PAR VALUE. The par value of the Class A Common Stock
                  and the Class B Common Stock shall be $0.01 per share.

                        2. RANKING. Except with respect to voting rights, the
                  Class A Common Stock and the Class B Common Stock shall in all respects have the same powers, preferences, rights and qualification (including dividend rights and rights on liquidation, dissolution and winding up) and shall rank PARI PASSU with each other.


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                        3.   VOTING RIGHTS. Except as otherwise expressly
                  provided herein or as required by law, the holders of the Class A Common Stock shall have the right to vote on all corporate matters for which a vote of the shareholders of the Corporation is taken, and each share of Class A Common Stock shall be entitled to one vote. Except as otherwise expressly provided herein or as required by law, the holders of the Class B Common Stock shall have no right to vote on any corporate matters for which a vote of the shareholders of the Corporation is taken.

                        4.   CONVERSION

                             a. Any holder of Class B Common Stock shall have
                  the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 4, any or all of such holder's shares of Class B Common Stock into fully paid and non-assessable shares of Class A Common Stock at the rate (subject to adjustment as provided below) of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion; PROVIDED, HOWEVER, that if the holder in any such conversion is subject to the Bank Holding Company Act of 1956, as amended (12 U.S.C. ss.1841, ET. SEQ.) and the regulations promulgated thereunder (collectively and including any successor provisions, the "BHCA Act"), such conversion may be made only if (i) the BHCA Act would not prohibit such holder from holding such shares of Class A Common Stock and (ii) such shares of Class A Common Stock to be received upon such conversion will be distributed or sold (A) in connection with any public equity offering registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), (B) in a "broker's transaction" (as defined in Rule 144(g) under the Securities
                  Act) pursuant to Rule 144 under the Securities Act or any similar rule then in force, (C) to a person or group (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act")) of persons if, after such distribution or sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than 2% of the outstanding securities of the Corporation entitled to vote on the election of directors of the Corporation, (D) to a person or group



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                  (within the meaning of the Exchange Act) of persons if, prior to such sale, such persons or group of persons had control of the Corporation, or (E) in any other manner permitted under the BHCA, PROVIDED, FURTHER, that if the holder converts any shares of the Class B Common Stock as provided in clauses (i) and (ii) above and any distribution or sale of the Class A Common Stock fails to occur for any reason, such holder may convert the Class A Common Stock into the Class B Common Stock converted in anticipation of such distribution or sale. Any holder of Class A Common Stock that is subject to the BHCA Act shall also have the right, at its option, at any time and from time to time, to convert, subject to the terms of this paragraph 4, any or all of such holder's shares of Class A Common Stock into fully paid and non-assessable shares of Class B Common Stock at the rate (subject to adjustment as provided below) of one share of Class B Common Stock for each share of Class A Common Stock surrendered for conversion; PROVIDED; HOWEVER, that such conversion shall be made only if such holder has determined and certified to the corporation that such conversion is necessary to reduce such holder's holdings of the Class A Common Stock to a number of shares of Class A Common Stock (if any) then permitted to be held by such holder under the BHCA Act.

                             b. Such conversion right shall be exercised by the
                  surrender to the Corporation of the shares of the applicable Common Stock to be converted in the manner provided above at any time during usual business hours at its principal place of business, accompanied by (i) written notice that the holder elects to convert such shares of Common Stock and specifying the name or names (with address) in which a certificate or certificates for shares of such Common Stock are to be issued;
                  (ii) if so required by the Corporation, a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative; (iii) transfer tax stamps or funds therefor, if required pursuant to paragraph 4(d), and
                  (iv) a certificate in form satisfactory to the Corporation stating that the holder has satisfied all applicable conditions to conversion, including without limitation the restrictions described in paragraph 4(a), and the Corporation may rely upon such Certificate as to the holder's compliance with any such conditions or restrictions without any investigation by the


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                  Corporation as to such matters. As promptly as practicable after the surrender, as herein provided, of any shares of Common Stock for conversion pursuant to paragraph 4(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Common Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of the Common Stock into which such shares of Common Stock may be or have been converted in accordance with the provisions of this paragraph 4. Such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Common Stock shall have been surrendered in satisfactory form for conversion, and the person or persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Common Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time. Notwithstanding the foregoing, a holder's identification of the person or persons entitled to receive any shares of Common Stock deliverable upon conversion shall not be deemed an approval by the Corporation of a transfer or conversion that would result in a violation of any applicable law or restriction on transfer or conversion and shall not be deemed a waiver by the Corporation or any other person of any right or restriction regarding any such transfer or conversion.

                         c. So long as shares of each of the Class A Common
                  Stock and Class B Common Stock are outstanding or authorized or reserved for issuance, the Corporation shall not effect any stock split, stock dividend, reclassification, reorganization, recapitalization or consolidation of Class A or Class B Common Stock, unless the Corporation shall also contemporaneously effect a stock split, stock dividend, reclassification, reorganization or consolidation on the same terms with respect to the other class of Common Stock. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, including without limitation the adjustments required under this paragraph 4, and will at all times in good faith assist in the carrying out of all the provisions of this paragraph 4 and in the taking of all such action as may be necessary



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                  or appropriate in order to protect the conversion rights of the holders of Common Stock against dilution or other impairment.

                         d. The Corporation shall pay any and all issue and
                  other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Class A or Class B Common Stock pursuant thereto; PROVIDED, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                         e. The Corporation shall at all times reserve and keep
                  available out of its authorized but unissued shares of Class A and Class B Common Stock, free of preemptive rights, solely for the purpose of effecting the conversion of the shares of Common Stock, such number of its shares of Class A and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of each class into the other class; and if at any time the number of authorized by unissued shares of each class shall not be sufficient to effect the conversion of all then outstanding shares of the other class, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized by unissued shares of Class A or Class B Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

                         f. In case of any recapitalization, reorganization or
                  reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another entity, any acquisition of shares of the capital stock of the Corporation in a share exchange, or the sale, lease or other disposition of all or substantially all of the assets of the Corporation, each share of Class B Common Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Class A Common Stock deliverable upon conversion of such share of Class B Common Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale, lease or other disposition and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Class B Common Stock, to the end that the provisions set forth herein shall thereafter be


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                  applicable, as nearly as equivalent as is practicable, in
                  relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Class B Common Stock."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      4. The effective date and time of the amendment herein certified shall be July 7, 1998 at 10:00 a.m.

      IN WITNESS WHEREOF, said Simonds Industries Inc. has caused this certificate to be executed by Ross B. George, its President and attested by David P. Witman, its Secretary this 6th day of July, 1998.


                                    SIMONDS INDUSTRIES INC.



                                    By: /s/ Ross B. George
                                        ---------------------------------------
                                            Ross B. George, President

ATTEST:


By: /s/ David P. Witman
    -------------------------------
        David P. Witman, Secretary




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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                             SIMONDS INDUSTRIES INC.
                            (a Delaware corporation)

                                      INTO

                             SI HOLDING CORPORATION
                            (a Delaware corporation)

     It is hereby certified that:

     1. SI Holding Corporation (the "Corporation") is a business corporation of the State of Delaware.

     2. The Corporation is the owner of all of the outstanding shares of the common stock of Simonds Industries Inc., which is also a business corporation of the State of Delaware ("Simonds Industries").

     3. On June 11, 1998, the Board of Directors of the Corporation adopted the following resolutions to merge Simonds Industries into the Corporation:

          RESOLVED: That Simonds Industries be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Simonds Industries be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Simonds Industries in its name.

          RESOLVED: That the Corporation shall assume all of the obligations of Simonds Industries.

          RESOLVED: That the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

          RESOLVED: That the Corporation shall change its corporate name to "Simonds Industries Inc."



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          RESOLVED: That the effective time of the Certificate of Ownership and
          Merger setting forth a copy of these resolutions shall be upon filing with the Delaware Secretary of State, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective merger time.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Ownership and Merger to be duly executed as of the 11th day of June, 1998.

                                    SI HOLDING CORPORATION



                                    By: /s/ Ross B. George
                                        --------------------------
                                        Name: Ross B. George
                                        Title: President/CEO




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                                   CERTIFICATE

             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

     SI Holding Corporation, a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 16th Day of May, 1995 and thereafter voided for non-payment of taxes, new desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

     1. The name of the corporation is SI Holding Corporation.

     2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of new Castle and the name of its registered agent at such address is The Corporation Trust Company.

     3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 1997. Revival of the Certificate of Incorporation is to be perpetual.

     4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1997 at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

     IN WITNESS WHEREOF, said SI Holding Corporation in compliance with Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by Ross B. George, its last acting President, this 31st day of July, 1997.

                                    SI Holding Corp.

                                    By /s/ Ross B. George
                                       ----------------------------
                                           Ross B. George






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                          CERTIFICATE OF INCORPORATION

                                       OF

                             SI HOLDING CORPORATION

     FIRST.       The name of the corporation is SI Holding Corporation.

     SECOND.      The address of the corporation's registered office in the
State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.       The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.      The total number of shares which the corporation shall have authority to issue is 200,000 shares of common capital stock, $.01 par value each.

     FIFTH.       The name and mailing address of the incorporator is Kristin A.
DeKuiper, Esq., Hinckley, Allen & Snyder, 1500 Fleet Center, Providence, Rhode Island 02903.

     SIXTH.       The powers of the incorporator are to terminate upon the
filing of the Certificate of Incorporation, and the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

      NAME                          ADDRESS

      Habib Y. Gorgi                111 Westminster St., 4th Floor
                                    Providence, RI 02903

      Bernard V. Buonanno III       111 Westminster St., 4th Floor
                                    Providence, RI 02903

     SEVENTH.     The corporation is to have perpetual existence.

     EIGHTH.      The board of directors of the corporation are expressly
authorized to make, alter, restate or repeal by-laws of the corporation.

     NINTH.       Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

     TENTH.       The personal liability of any director to the corporation or its stockholders for monetary damages arising as a result of the director's breach of his or her fiduciary duty as a director is hereby eliminated. Nothing in this provision shall be construed as eliminating the




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liability of the director (i) for any breach of the director's duty of loyalty to the corporation nor its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the officer derived an improper personal benefit.

     ELEVENTH.    Meetings of stockholders may be held within or without the
State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     TWELFTH.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her free act and deed and that the facts stated therein are true.

                                    /s/ Kristin A. DeKuiper
                                    ----------------------------------
                                    Kristin A. DeKuiper,
                                    Incorporator

STATE OF RHODE ISLAND
COUNTY OF PROVIDENCE

     On the 16th day of May, 1995, before me personally came Kristin A. DeKuiper, known to me to be the individual described in and who acknowledged the foregoing instrument and swore and acknowledged that she executed the same as her free act and deed.

                                    /s/ Laurie C. [Wilkinson]
                                    Notary Public
                                    My Commission Expires: 6/25/95








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